PRESS RELEASE

INNOSPEC REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

GAAP Diluted EPS $0.82 vs. $0.98

Excluding Special Items, Diluted EPS $0.97 vs. $1.07

Littleton, CO – February 14, 2012 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the fourth quarter and full year ended December 31, 2011.

Total net sales for the fourth quarter were $200.5 million, a 13% increase from $177.3 million in the corresponding period last year. Net income was $19.6 million, or $0.82 per diluted share, compared with $24.3 million, or $0.98 per diluted share, a year ago. The period-over-period differential in reported net income is principally due to a $4.3 million swing in foreign exchange and a tax charge of $0.4 million, compared to a $7.8 million tax credit a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $24.5 million, a 13% increase from $21.6 million reported a year ago.

Results for the fourth quarter include several special items, which are summarized in the table below. For the fourth quarter of 2011, these items had a combined negative impact of $3.7 million, or $0.15 per diluted share; a year ago, similar items reduced net income by $2.1 million, or $0.09 per diluted share. Excluding these items from both periods, diluted earnings per share for the fourth quarter of 2011 were $0.97, a decrease from $1.07 a year ago.

EBITDA and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended December 31, 2011			Quarter ended December 31, 2010

	Income			Income
	before			before
	income	Net	Diluted	income	Net	Diluted
(in millions, except share and per share data)	taxes	income	EPS	taxes	income	EPS

Reported GAAP amounts	$ 20.0	$19.6	$0.82	$16.5	$24.3	$0.98

Foreign exchange losses/(gains)	2.6	2.2	0.09	(2.6)	(2.1)	(0.08)
Adjustment of income tax provisions	0.8	0.8	0.03	(3.0)	(3.0)	(0.12)
Restructuring charge	0.6	0.5	0.02	0.2	0.2	0.01
Pension charge	0.2	0.2	0.01	2.4	2.1	0.08
Civil complaint legal and professional expenses	-	-	-	3.2	2.9	0.12
Retention bonuses	-	-	-	2.3	2.0	0.08

	4.2	3.7	0.15	2.5	2.1	0.09

Adjusted non-GAAP amounts	$ 24.2	$23.3	$0.97	$19.0	$26.4	$1.07

“We are pleased with our strong finish to the year, recognizing notable contributions from both our Fuel Specialties and Octane Additives businesses,” said Patrick Williams, President and Chief Executive Officer. “We have achieved sales growth in excess of that seen in our underlying markets.

“We have maintained a cautious outlook with respect to margins due to underlying conditions, and the important actions we have taken throughout the year have resulted in sequential, quarterly margin improvement in our Fuel Specialties business. Breaking back through the 30 percent gross margin barrier in this segment is an important milestone.

“After several quarters of impressive growth and margin improvement, our Active Chemicals business had a weaker quarter, exacerbated by extended plant maintenance. We expect this business to return to normal activity levels in the first quarter.

“Our balance sheet remains solid and very liquid, with low debt and a strong cash position, fueled by continued operational cash inflows throughout the year, and despite extraordinary payments relating to the government authorities and the civil complaint settlement.”

For the full year, total revenues of $774.4 million were up 13% from $683.2 million in 2010. Net income for 2011 was $48.9 million, or $1.99 per diluted share, compared with $73.7 million, or $2.97 per diluted share, a year ago. EBITDA for the year was $71.8 million, compared with $91.5 million in 2010. Special items reduced net income for the year by $35.9 million, or $1.47 per diluted share; in 2010, similar items reduced net income by $8.7 million, or $0.35 per diluted share. Excluding these special items from both periods, diluted earnings per share for the year were $3.46, a 4% increase from $3.32 in 2010.

		Year ended December 31, 2011		Year ended December 31, 2010

	Income			Income
	before			before
	income	Net	Diluted	income	Net	Diluted
(in millions, except share and per share data)	taxes	income	EPS	taxes	income	EPS

Reported GAAP amounts	$ 52.6	$48.9	$1.99	$ 70.7	$73.7	$2.97

Civil complaint settlement	45.0	29.3	1.19	-	-	-
Foreign exchange gains	(6.5)	(5.4)	(0.21)	(3.1)	(2.7)	(0.11)
Civil complaint legal and professional expenses	5.5	4.6	0.19	4.2	3.7	0.15
Adjustment of income tax provisions	4.0	4.0	0.16	(12.2)	(12.2)	(0.49)
Acquisition-related costs	3.0	2.5	0.10	-	-	-
Restructuring charge	0.6	0.5	0.02	8.7	7.8	0.31
Pension charge	0.5	0.4	0.02	10.8	9.6	0.39
OFFP/FCPA legal and professional expenses	-	-	-	3.9	3.5	0.14
OFFP/FCPA settlement accrual	-	-	-	(3.0)	(3.0)	(0.12)
Retention bonuses	-	-	-	2.3	2.0	0.08

	52.1	35.9	1.47	11.6	8.7	0.35

Adjusted non-GAAP amounts	$ 104.7	$84.8	$3.46	$ 82.3	$82.4	$3.32

Net sales in Fuel Specialties for the quarter were a record $144.7 million, a 14% increase from $127.2 million in last year’s fourth quarter. By region, sales rose 7% in the Americas, 21% in Europe, Middle East and Africa (EMEA) and 17% in Asia-Pacific. Improved pricing and a richer sales mix led to increased sales across all three regions. The segment’s gross margin for the quarter was 30.2%, continuing its consistent growth since the second quarter, and operating income was $27.2 million, up 38%. For the full year, the segment’s sales were up 14%, to $521.2 million, and operating income increased 5% to $81.7 million.

In Active Chemicals, net sales for the quarter were $37.9 million, down slightly from $39.0 million a year ago. By region, sales decreased by 2% in the Americas and 13% in EMEA, but increased by 35% in Asia-Pacific. The segment’s gross margin for the quarter was 14.8%, compared with 23.1% a year ago, partially due to extended plant shutdowns during the quarter. Operating income of $0.9 million was down from $4.7 million in last year’s fourth quarter. Sales for the full year increased 16%, to $177.0 million, and operating income of $22.6 million was 35% higher than the $16.7 million reported in 2010.

Octane Additives’ net sales for the quarter were $17.9 million, up 61% from $11.1 million a year ago. Its gross margin for the quarter was 47.5%, down from 54.1% a year ago. The segment’s operating income for the quarter was $5.4 million, up sharply from $1.1 million in last year’s fourth quarter after charging $3.2 million pre-tax of civil complaint related legal and professional expenses. For the year, Octane Additives’ sales were $76.2 million, up 5%, and its operating loss was $22.4 million (which included a $45.0 million pre-tax charge related to the civil complaint settlement, and $5.5 million associated legal and professional expenses), compared to an operating income of $25.8 million in 2010.

Corporate costs for the quarter were $8.9 million, compared with $7.1 million a year ago which included $1.4 million pre-tax in retention bonuses. Excluding this item, corporate costs have increased primarily due to higher legal and professional expenses and accruals for share based compensation expense as a result of the 38% year-over-year increase in share price at year end. The $0.2 million pre-tax non-cash pension charge was significantly lower than the $2.4 million charge a year ago and Innospec expects its quarterly charges to remain lower in 2012.

Net cash generated from operations was $34.7 million for the year, driven primarily by strong operating income. At year-end, Innospec had $81.0 million in cash and cash equivalents, $46.0 million more than its total debt of $35.0 million. In the fourth quarter, the Company successfully secured a five-year $100.0 million revolving credit facility and repaid the $25.0 million outstanding term-loan balance. The Company repurchased 311,777 Innospec shares during the quarter under its Rule 10b5-1 repurchase plan, for a cost of $8.6 million, bringing total repurchases for the year under Board-approved programs to approximately 1,023,000 shares, for a total cost of $26.2 million.

Mr. Williams concluded, “Taking everything into consideration, including non-operating matters and economic difficulties around the world, Innospec fared relatively well in 2011; and with the successful restructuring of our new $100.0 million credit facility late in the year and strong balance sheet position, we are very well positioned for continued growth and expansion for the intermediate term.

“We will continue our policy of pursuing organic growth, and external growth through acquisitions on an opportunistic basis. In addition, we will deploy cash through our buyback program when appropriate while continuing to manage our business mix in accordance with the economy, worldwide.

“Compliance remains paramount throughout our organization. We will maintain vigilance in our markets and pay close attention to cash management. We look forward to 2012 with cautious optimism.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and impairment of Octane Additives segment goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of civil complaint settlement, foreign exchange losses/(gains), civil complaint legal and professional expenses, adjustment of income tax provisions, acquisition-related costs, restructuring charge, pension charge, OFFP/FCPA legal and professional expenses, OFFP/FCPA settlement accrual and retention bonuses. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Robert D. Ferris RF|Binder Partners +1-212-994-7505 Robert.Ferris@RFBinder.com

					Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended		Twelve Months Ended
		December 31		December 31

		2011	2010	2011	2010
(in millions, except share and per share data)

Net sales		$200.5	$177.3	$ 774.4	$683.2
Cost of goods sold		(142.7)	(123.2)	(548.0)	(469.1)

Gross profit		57.8	54.1	226.4	214.1

Selling, general and administrative		(28.8)	(33.5)	(155.9)	(113.5)
Research and development		(4.6)	(4.6)	(18.3)	(17.6)
Restructuring charge		(0.6)	(0.2)	(0.6)	(8.7)
Impairment of Octane Additives segment goodwill		(0.3)	(0.5)	(2.0)	(2.2)
(Loss)/profit on disposal, net		-	(0.1)	-	0.1

Total operating expenses		(34.3)	(38.9)	(176.8)	(141.9)

Operating income		23.5	15.2	49.6	72.2
Other net (expense)/income		(2.6)	2.4	6.3	3.1
Interest expense, net		(0.9)	(1.1)	(3.3)	(4.6)

Income before income taxes		20.0	16.5	52.6	70.7
Income taxes		(0.4)	7.8	(3.7)	3.0

Net income		$19.6	$24.3	$ 48.9	$73.7

Earnings per share	Basic	$0.85	$1.02	$ 2.07	$3.10
	Diluted	$0.82	$0.98	$ 1.99	$2.97

Weighted average shares	Basic	23,184	23,755	23,568	23,756
outstanding (in thousands)	Diluted	24,037	24,754	24,520	24,814

				Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

SEGMENTAL ANALYSIS OF RESULTS
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in millions)	2011	2010	2011	2010

Net sales
Fuel Specialties	$144.7	$127.2	$521.2	$458.1
Active Chemicals	37.9	39.0	177.0	152.7
Octane Additives	17.9	11.1	76.2	72.4

	200.5	177.3	774.4	683.2

Gross profit
Fuel Specialties	43.7	39.1	149.3	145.9
Active Chemicals	5.6	9.0	40.6	33.3
Octane Additives	8.5	6.0	36.5	34.9

	57.8	54.1	226.4	214.1

Operating income
Fuel Specialties	27.2	19.7	81.7	77.6
Active Chemicals	0.9	4.7	22.6	16.7
Octane Additives	5.4	1.1	(22.4)	25.8
Pension charge	(0.2)	(2.4)	(0.5)	(10.8)
Corporate costs	(8.9)	(7.1)	(29.2)	(26.3)

	24.4	16.0	52.2	83.0

Restructuring charge	(0.6)	(0.2)	(0.6)	(8.7)
Impairment of Octane Additives segment goodwill	(0.3)	(0.5)	(2.0)	(2.2)
(Loss)/profit on disposal, net	-	(0.1)	-	0.1

Total operating income	$23.5	$15.2	$49.6	$72.2

				Schedule 2B

NON-GAAP MEASURES
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
(in millions)

Net income	$19.6	$24.3	$48.9	$73.7
Interest expense, net	0.9	1.1	3.3	4.6
Income taxes	0.4	(7.8)	3.7	(3.0)
Depreciation and amortization	3.3	3.5	13.9	14.0
Impairment of Octane Additives segment goodwill	0.3	0.5	2.0	2.2

EBITDA	24.5	21.6	71.8	91.5

Fuel Specialties	28.2	20.8	86.1	82.2
Active Chemicals	2.4	6.2	28.6	22.7
Octane Additives	5.8	1.6	(20.6)	27.7
Pension charge	(0.2)	(2.4)	(0.5)	(10.8)
Corporate costs	(8.5)	(6.7)	(27.5)	(24.8)

	27.7	19.5	66.1	97.0
Restructuring charge	(0.6)	(0.2)	(0.6)	(8.7)
(Loss)/profit on disposal, net	-	(0.1)	-	0.1
Other net (expense)/income	(2.6)	2.4	6.3	3.1

EBITDA	$24.5	$21.6	$71.8	$91.5

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31		December 31
	2011		2010

		(in millions)
Assets
Current assets
Cash and cash equivalents	$81.0		$111.3
Trade and other accounts receivable (less allowances	99.4		84.2
of $2.0 and $2.1, respectively)
Inventories	135.9		122.3
Prepaid expenses	4.0		4.1

Total current assets	320.3		321.9

Property, plant and equipment	45.9		48.7
Goodwill	141.5		143.6
Intangible assets	17.7		19.0
Deferred finance costs	1.7		0.5
Deferred tax assets	19.7		13.8
Pension asset	21.4		-
Other non-current assets	0.6		1.9

Total assets	$568.8		$549.4

Liabilities and Stockholders’ Equity
Accounts payable	$53.3		$45.9
Current portion of accrued liabilities	77.0		85.7
Accrued income taxes	2.0		6.1
Current portion of long-term debt	5.0		15.0
Current portion of plant closure provisions	4.1		3.9
Current portion of unrecognized tax benefits	3.2		2.2
Current portion of deferred income	1.4		0.1

Total current liabilities	146.0		158.9

Accrued liabilities, net of current portion	4.9		13.6
Long-term debt, net of current portion	30.0		32.0
Plant closure provisions, net of current portion	24.5		23.6
Unrecognized tax benefits, net of current portion	9.4		6.4
Deferred tax liabilities	2.9		1.1
Pension liability	6.3		11.7
Other non-current liabilities	0.8		0.5
Deferred income, net of current portion	0.9		0.9
Total stockholders’ equity	343.1		300.7

Total liabilities and stockholders’ equity	$568.8		$549.4

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
		December 31
	2011		2010
		(in millions)

Cash Flows from Operating Activities

Net income	$48.9		$73.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14.4		15.4
Impairment of Octane Additives segment goodwill	2.0		2.2
Deferred taxes	(4.0)		(14.9)
Profit on disposal of property, plant and equipment, net	-		(0.1)
Non-cash issue of promissory note in civil complaint settlement	15.0		-
Non-cash issue of treasury stock in civil complaint settlement	5.0		-
Changes in working capital	(43.3)		(9.2)
Excess tax benefit from stock based payment arrangements	(1.1)		-
Accrued income taxes	(4.1)		(0.1)
Movement on plant closure provisions	1.1		(0.8)
Cash contributions to defined benefit pension plans	(9.5)		(15.6)
Non-cash expense of defined benefit pension plans	1.0		19.0
Stock option compensation	3.1		0.8
Movements on other non-current assets and liabilities	6.2		(12.2)

Net cash provided by operating activities	34.7		58.2

Cash Flows from Investing Activities

Capital expenditures	(10.1)		(8.8)
Proceeds on disposal of property, plant and equipment	-		0.2

Net cash (used in) investing activities	(10.1)		(8.6)

Cash Flows from Financing Activities

Net receipt of revolving credit facility	13.0		6.0
Repayment of term loan	(40.0)		(10.0)
Refinancing costs	(1.7)		-
Excess tax benefit from stock based payment arrangements	1.1		-
Issue of treasury stock	0.7		0.2
Repurchase of common stock	(28.1)		(2.7)

Net cash (used in) financing activities	(55.0)		(6.5)
Effect of foreign currency exchange rate changes on cash	0.1		(0.4)

Net change in cash and cash equivalents	(30.3)		42.7
Cash and cash equivalents at beginning of year	111.3		68.6

Cash and cash equivalents at end of year	$81.0		$111.3

Amortization of deferred finance costs of $0.5 million (2010 - $1.4 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.